UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)Departure of Directors

On December 22, 2015, J. William Gurley, a member of the Board of Directors (the “Board”) of GrubHub Inc. (the “Company”), notified the Board that he would resign from the Board and its Audit Committee, effective upon Katrina Lake’s appointment to the Board.  Mr. Gurley’s decision to resign is solely for personal reasons and does not involve any disagreement with the Company, the Company’s management or the Board.

(d)Election of Directors

In addition, on December 22, 2015, the Board appointed Katrina Lake as a Class I director.  Ms. Lake is the CEO and founder of Stitch Fix, the online subscription and personalized shopping service.  As a Class I director, Ms. Lake will serve on the Board until the Company’s 2018 annual meeting of stockholders and until her successor is duly elected and qualified.  The Board has affirmatively determined that Ms. Lake is independent under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange.

The Board also appointed Ms. Lake to serve on the Audit Committee of the Board.  Ms. Lake will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate.  These compensation arrangements and plans are described in more detail under the heading “Director Compensation Arrangements” in the Company’s proxy statement on Schedule 14A filed with the SEC on April 10, 2015.  In connection thereto, on December 22, 2015, the Board granted Ms. Lake an initial option grant (“Initial Grant”) of $250,000 in value under the Company’s 2015 Long-Term Incentive Plan, which Initial Grant is scheduled to vest as to 25% of the underlying shares on January 1, 2017 and as to 1/48 of the underlying shares on the first calendar day of each month for 36 consecutive months thereafter, subject to Ms. Lake’s continued service to the Company on each vesting date.

There are no family relationships between Ms. Lake and any officer or other director of the Company or any related party transactions involving Ms. Lake and the Company. There is no arrangement or understanding between Ms. Lake and any other person pursuant to which she was selected as a director. In addition, Ms. Lake has never been employed at the Company or any of its subsidiaries.

Ms. Lake will have all of the obligations, including the fiduciary duties to the Company and its stockholders, of a director under applicable law and the Company’s organizational documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: December 24, 2015	By:	/s/ Adam DeWitt
Name: Adam DeWitt
Title: Chief Financial Officer